EXHIBIT 8.2

[LETTERHEAD OF WINSTON & STRAWN LLP]

September 29, 2011

Dragon Bright Mintai Botanical Technology (Cayman) Limited
Room B, 19/F, Hillier Commercial Building
89-91 Wing Lok Street
Sheung Wan, Hong Kong

Re:	Shares of Dragon Bright Mintai Botanical Technology (Cayman) Limited (the “Company”)

Ladies and Gentlemen:

You have requested our opinion as special United States counsel concerning the statements in the Registration Statement (as described below) under the caption “Taxation—United States Federal Income Taxation” in connection with the resale by the selling shareholders of up to 131,000,000 shares of the Company, pursuant to the registration statement on Form F-1 under the Securities Act of 1933, as amended (the “Act”), originally filed by the Company with the Securities and Exchange Commission (the “Commission”) on 16 September 2011 (the “Registration Statement”).

In connection with rendering the opinion set forth below, we have examined and relied on originals or copies of the following:

(a)	the Registration Statement; and

(b)	such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth below.

Our opinion is conditioned on the initial and continuing accuracy of the facts, information and representations contained in such documents, certificates and records (as identified in clauses (a) and (b) of the immediately preceding paragraph). All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Registration Statement.

For purposes of our opinion, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, electronic, or photo static copies, and the authenticity of the originals of such latter documents.  We have relied on a representation of the Company that such documents, certificates, and records are duly authorized, valid and enforceable.

In addition, we have relied on factual statements and representations of the officers and other representatives of the Company and others, and we have assumed that such statements and representations are and will continue to be correct without regard to any qualification as to knowledge or belief.

Our opinion is based on the U.S. Internal Revenue Code of 1986, as amended, U.S. Treasury regulations, judicial decisions, published positions of the U.S. Internal Revenue Service, and such other authorities as we have considered relevant, all as in effect as of the date of this opinion and all of which are subject to differing interpretations or change at any time (possibly with retroactive effect).  A change in the authorities upon which our opinion is based could affect the conclusions expressed herein.  There can be no assurance, moreover, that the opinion expressed herein will be accepted by the U.S. Internal Revenue Service or, if challenged, by a court.

We are opining herein as to the effect on the subject transaction only of the federal income tax laws of the United States and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any state or any other jurisdiction or as to any matters of municipal law or the laws of any other.

Based upon and subject to the foregoing, we confirm that the discussion of legal conclusions set forth as the opinion of special United States counsel in the Registration Statement under the caption “Taxation—United States Federal Income Taxation” constitutes our opinion, subject to the qualifications set forth therein.

No opinion is expressed as to any matter not discussed herein.  This opinion is rendered to you as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Taxation—United States Federal Income Taxation” in the Registration Statement.  In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Winston & Strawn LLP